ARROW ELECTRONICS. INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Year-End 2018 Results
-- Record Fourth-Quarter and Full-Year Sales, Gross Profit and Operating Income --
-- Full-Year 2018 Sales Advanced $3 Billion Over Full-Year 2017 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 7, 2019--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2018 sales of $7.92 billion, an increase of 5 percent from sales of $7.54 billion in the fourth quarter of 2017. Fourth-quarter net income of $231 million, or $2.63 per share on a diluted basis, compared with net income of $54 million, or $.60 per share on a diluted basis, in the fourth quarter of 2017. Excluding certain items1, net income would have been $225 million, or $2.57 per share on a diluted basis, in the fourth quarter of 2018, compared with net income of $222 million, or $2.49 per share on a diluted basis, in the fourth quarter of 2017. In the fourth quarter of 2018, changes in foreign currencies had negative impacts on growth of approximately $107 million or 2 percent on sales and $.06 or 3 percent on earnings per share on a diluted basis compared to the fourth quarter of 2017.
“We are helping customers create, make, and manage their electronic products at unmatched scale. This is driving tremendous growth for our suppliers, and for Arrow, as evidenced by our second consecutive year of growing sales by more than $3 billion,” said Michael J. Long, chairman, president, and chief executive officer. “We are proud to be enabling next-generation technologies and products that are making our world better.”
Global components fourth-quarter sales of $5.26 billion increased 6 percent year over year. Americas components sales increased 5 percent year over year. Europe components sales increased 9 percent year over year. Sales in the region, as adjusted, increased 13 percent year over year. Asia-Pacific components sales increased 7 percent year over year. “We are well-aligned to the long-term trends of growing electronic content in key end markets such as transportation, industrial, and aerospace and defense,” said Mr. Long.
Global enterprise computing solutions fourth-quarter sales of $2.66 billion increased 2 percent year over year. Global enterprise computing solutions sales, as adjusted, increased 6 percent year over year. Americas sales increased 4 percent year over year. Sales in the region, as adjusted, increased 9 percent year over year. Europe sales decreased 1 percent year over year. Sales in the region, as adjusted, were flat year over year. “We have positioned the company to lead the edge computing paradigm with our leading software, hardware, and security capabilities,” added Mr. Long.
FULL-YEAR RESULTS
Full-year 2018 sales of $29.68 billion increased 12 percent from sales of $26.55 billion in 2017. Net income for 2018 was $716 million, or $8.10 per share on a diluted basis, compared with net income of $402 million, or $4.48 per share on a diluted basis, in 2017. Excluding certain items1, net income would have been $781 million, or $8.83 per share on a diluted basis, in 2018 compared with net income of $674 million, or $7.51 per share on a diluted basis, in 2017. In 2018, changes in foreign currencies had positive impacts on growth of approximately $252 million, or 1 percent on sales, and $.06, or 1 percent, on earnings per share on a diluted basis compared to 2017.
“We executed well in 2018, and continue to see good returns on our organic investments. Operating income, excluding certain items1, increased 16 percent compared to a 12 percent increase in sales. Fourth-quarter cash flow from operations was $263 million as our business model generates substantial cash in lower growth environments,” said Chris Stansbury, senior vice president and chief financial officer. “In the fourth quarter, we reduced leverage, and we returned approximately $150 million to shareholders through our stock repurchase program. With the recent authorization of an additional $600 million of repurchases, we had approximately $729 million of remaining authorization under our share repurchase programs at the end of the year.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the first quarter, we believe that total sales will be between $6.775 billion and $7.175 billion, with global components sales between $4.975 billion and $5.175 billion, and global enterprise computing solutions sales between $1.8 billion and $2.0 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.61 to $1.73, and earnings per share on a diluted basis, excluding certain items1, to be in the range of $1.84 to $1.96 per share. Our guidance assumes an average tax rate at the high end of the long-term range of 23.5 to 25.5 percent, and average diluted shares outstanding of 87 million. We are expecting interest expense will total approximately $58 million. We are expecting the average USD-to-Euro exchange rate for the first quarter to be approximately $1.14 to €1. We estimate changes in foreign currencies will have a negative impact on growth of approximately $160 million, or 2 percent on sales, and $.08, or 4 percent, on earnings per share on a diluted basis compared to the first quarter of 2018,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 200,000 leading technology manufacturers and service providers. With 2018 sales of $30 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions/dispositions by adjusting the company's operating results, including the amortization expense related to acquired/disposed intangible assets, as if the acquisitions/dispositions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions" and "impact of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/dispositions (including intangible assets amortization expense), the impact of tax reform, and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited / Adjusted)		(Adjusted)
Sales	$7,918,182	$7,539,449	$29,676,768	$26,554,563
Cost of sales	6,942,812	6,610,269	25,975,856	23,197,595
Gross profit	975,370	929,180	3,700,912	3,356,968
Operating expenses:
Selling, general, and administrative expenses	583,943	562,082	2,303,051	2,162,045
Depreciation and amortization	47,183	40,503	186,384	153,599
Loss on disposition of businesses, net	—	21,000	3,604	21,000
Restructuring, integration, and other charges	9,864	18,771	60,361	74,588
	640,990	642,356	2,553,400	2,411,232
Operating income	334,380	286,824	1,147,512	945,736
Equity in earnings (losses) of affiliated companies	(1,524)	559	(2,332)	3,424
Gain (loss) on investments, net	(10,221)	2,207	(14,166)	(6,577)
Loss on extinguishment of debt	—	—	—	59,545
Employee benefit plan expense	3,086	18,322	6,870	23,869
Interest and other financing expense, net	54,584	44,354	214,771	165,252
Income before income taxes	264,965	226,914	909,373	693,917
Provision for income taxes	32,474	171,413	187,799	286,541
Consolidated net income	232,491	55,501	721,574	407,376
Noncontrolling interests	1,838	1,848	5,379	5,200
Net income attributable to shareholders	$230,653	$53,653	$716,195	$402,176

Net income per share:
Basic	$2.66	$0.61	$8.19	$4.54
Diluted	$2.63	$0.60	$8.10	$4.48

Weighted average shares outstanding:
Basic	86,559	88,120	87,476	88,681
Diluted	87,561	89,278	88,444	89,766

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2018	December 31, 2017
		(Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$509,327	$730,083
Accounts receivable, net	8,945,463	8,125,588
Inventories	3,878,678	3,302,518
Other current assets	274,832	256,028
Total current assets	13,608,300	12,414,217
Property, plant, and equipment, at cost:
Land	7,882	12,866
Buildings and improvements	158,712	160,664
Machinery and equipment	1,425,933	1,330,730
	1,592,527	1,504,260
Less: Accumulated depreciation and amortization	(767,827)	(665,785)
Property, plant, and equipment, net	824,700	838,475
Investments in affiliated companies	83,693	88,347
Intangible assets, net	372,644	286,215
Goodwill	2,624,690	2,470,047
Other assets	270,418	361,966
Total assets	$17,784,445	$16,459,267
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,631,879	$6,756,830
Accrued expenses	912,292	841,675
Short-term borrowings, including current portion of long-term debt	246,257	356,806
Total current liabilities	8,790,428	7,955,311
Long-term debt	3,239,115	2,933,045
Other liabilities	378,536	572,971
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2018 and 2017
Issued – 125,424 shares in both 2018 and 2017	125,424	125,424
Capital in excess of par value	1,135,934	1,114,167
Treasury stock (40,233 and 37,733 shares in 2018 and 2017, respectively), at cost	(1,972,254)	(1,762,239)
Retained earnings	6,335,335	5,596,786
Accumulated other comprehensive loss	(299,449)	(124,883)
Total shareholders' equity	5,324,990	4,949,255
Noncontrolling interests	51,376	48,685
Total equity	5,376,366	4,997,940
Total liabilities and equity	$17,784,445	$16,459,267

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Consolidated net income	$232,491	$55,501
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	47,183	40,503
Amortization of stock-based compensation	8,134	8,821
Equity in (earnings) losses of affiliated companies	1,524	(559)
Deferred income taxes	(16,533)	25,150
(Gain) loss on investment, net	10,221	(1,484)
Loss on disposition of businesses, net	—	21,000
Other	3,142	3,051
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(752,891)	(1,052,808)
Inventories	(162,825)	(118,709)
Accounts payable	764,726	930,406
Accrued expenses	96,946	37,254
Other assets and liabilities	31,016	174,652
Net cash provided by operating activities	263,134	122,778

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(30,439)	(54,352)
Proceeds from sale of property, plant, and equipment	5,421	—
Cash paid for customer relationship intangible asset	(20,000)	—
Other	(2,500)	(3,147)
Net cash used for investing activities	(47,518)	(57,499)

Cash flows from financing activities:
Change in short-term and other borrowings	88,034	(26,893)
Proceeds from (repayment of) long-term bank borrowings, net	(114,120)	130,526
Proceeds from exercise of stock options	900	772
Repurchases of common stock	(150,132)	(25,114)
Other	—	(3,942)
Net cash provided by (used for) financing activities	(175,318)	75,349
Effect of exchange rate changes on cash	(5,162)	5,116
Net increase in cash and cash equivalents	35,136	145,744
Cash and cash equivalents at beginning of period	474,191	584,339
Cash and cash equivalents at end of period	$509,327	$730,083

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Consolidated net income	$721,574	$407,376
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	186,384	153,599
Amortization of stock-based compensation	46,238	39,122
Equity in (earnings) losses of affiliated companies	2,332	(3,424)
Loss on extinguishment of debt	—	59,545
Deferred income taxes	1,236	38,412
(Gain) loss on investment, net	14,166	8,020
Loss on disposition of businesses, net	3,604	21,000
Impairment of property, plant and equipment	—	4,761
Other	9,198	5,705
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(1,007,308)	(1,079,094)
Inventories	(618,875)	(379,835)
Accounts payable	936,423	816,602
Accrued expenses	112,123	(5,013)
Other assets and liabilities	(134,405)	37,781
Net cash provided by operating activities	272,690	124,557

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	(331,563)	(3,628)
Proceeds from disposition of businesses	32,013	—
Acquisition of property, plant, and equipment	(135,336)	(203,949)
Proceeds from sale of property, plant and equipment	5,421	24,433
Cash paid for customer relationship intangible asset	(20,000)	—
Other	(13,500)	(5,614)
Net cash used for investing activities	(462,965)	(188,758)

Cash flows from financing activities:
Change in short-term and other borrowings	192,192	(41,316)
Proceeds from long-term bank borrowings, net	306,635	47,760
Proceeds from note offering, net	—	986,203
Redemption of notes	(300,000)	(558,887)
Proceeds from exercise of stock options	8,819	22,195
Repurchases of common stock	(243,305)	(174,239)
Purchase of shares from noncontrolling interest	—	(23,350)
Other	(1,174)	(1,620)
Net cash provided by (used for) financing activities	(36,833)	256,746
Effect of exchange rate changes on cash	6,352	3,218
Net increase (decrease) in cash and cash equivalents	(220,756)	195,763
Cash and cash equivalents at beginning of period	730,083	534,320
Cash and cash equivalents at end of period	$509,327	$730,083

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	December 31, 2018	December 31, 2017	% Change

Consolidated sales, as reported	$7,918,182	$7,539,449	5.0%
Impact of changes in foreign currencies	—	(106,649)
Impact of acquisitions	—	47,020
Impact of dispositions	—	(58,282)
Consolidated sales, as adjusted	$7,918,182	$7,421,538	6.7%

Global components sales, as reported	$5,261,477	$4,944,942	6.4%
Impact of changes in foreign currencies	—	(58,957)
Impact of acquisitions	—	21,314
Global components sales, as adjusted	$5,261,477	$4,907,299	7.2%

Americas components sales, as reported	$2,021,033	$1,929,827	4.7%
Impact of changes in foreign currencies	—	(3,536)
Impact of acquisitions	—	21,314
Americas components sales, as adjusted	$2,021,033	$1,947,605	3.8%

Europe components sales, as reported	$1,407,429	$1,296,142	8.6%
Impact of changes in foreign currencies	—	(47,249)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,407,429	$1,248,893	12.7%

Asia components sales, as reported	$1,833,015	$1,718,973	6.6%
Impact of changes in foreign currencies	—	(8,172)
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,833,015	$1,710,801	7.1%

Global ECS sales, as reported	$2,656,705	$2,594,507	2.4%
Impact of changes in foreign currencies	—	(47,692)
Impact of acquisitions	—	25,706
Impact of dispositions	—	(58,282)
Global ECS sales, as adjusted	$2,656,705	$2,514,239	5.7%

Europe ECS sales, as reported	$954,343	$965,216	(1.1)%
Impact of changes in foreign currencies	—	(33,786)
Impact of acquisitions	—	25,706
Impact of dispositions	—	(1,108)
Europe ECS sales, as adjusted	$954,343	$956,028	(0.2)%

Americas ECS sales, as reported	$1,702,362	$1,629,291	4.5%
Impact of changes in foreign currencies	—	(13,906)
Impact of acquisitions	—	—
Impact of dispositions	—	(57,174)
Americas ECS sales, as adjusted	$1,702,362	$1,558,211	9.3%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2018	December 31, 2017	% Change

Consolidated sales, as reported	$29,676,768	$26,554,563	11.8%
Impact of changes in foreign currencies	—	251,644
Impact of acquisitions	—	157,772
Impact of dispositions	(27,493)	(229,845)
Consolidated sales, as adjusted	$29,649,275	$26,734,134	10.9%

Global components sales, as reported	$20,856,851	$18,330,456	13.8%
Impact of changes in foreign currencies	—	174,214
Impact of acquisitions	—	84,789
Global components sales, as adjusted	$20,856,851	$18,589,459	12.2%

Americas components sales, as reported	$7,816,533	$7,010,385	11.5%
Impact of changes in foreign currencies	—	(6,533)
Impact of acquisitions	—	84,789
Americas components sales, as adjusted	$7,816,533	$7,088,641	10.3%

Europe components sales, as reported	$5,733,222	$4,868,862	17.8%
Impact of changes in foreign currencies	—	164,573
Impact of acquisitions	—	—
Europe components sales, as adjusted	$5,733,222	$5,033,435	13.9%

Asia components sales, as reported	$7,307,096	$6,451,209	13.3%
Impact of changes in foreign currencies	—	16,174
Impact of acquisitions	—	—
Asia components sales, as adjusted	$7,307,096	$6,467,383	13.0%

Global ECS sales, as reported	$8,819,917	$8,224,107	7.2%
Impact of changes in foreign currencies	—	77,430
Impact of acquisitions	—	72,983
Impact of dispositions	(27,493)	(229,845)
Global ECS sales, as adjusted	$8,792,424	$8,144,675	8.0%

Europe ECS sales, as reported	$3,077,391	$2,835,219	8.5%
Impact of changes in foreign currencies	—	95,447
Impact of acquisitions	—	72,983
Impact of dispositions	—	(3,991)
Europe ECS sales, as adjusted	$3,077,391	$2,999,658	2.6%

Americas ECS sales, as reported	$5,742,526	$5,388,888	6.6%
Impact of changes in foreign currencies	—	(18,017)
Impact of acquisitions	—	—
Impact of dispositions	(27,493)	(225,854)
Americas ECS sales, as adjusted	$5,715,033	$5,145,017	11.1%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other*	Non-GAAP measure
Operating income	$334,380	12,261	$9,864	$—	—	$356,505
Income before income taxes	264,965	12,261	9,864	—	11,886	298,976
Provision for income taxes	32,474	3,437	4,514	28,323	3,025	71,773
Consolidated net income	232,491	8,824	5,350	(28,323)	8,861	227,203
Noncontrolling interests	1,838	142	—	—	—	1,980
Net income attributable to shareholders	$230,653	$8,682	$5,350	$(28,323)	$8,861	$225,223
Net income per diluted share	$2.63	$0.10	$0.06	$(0.32)	$0.10	$2.57
Effective tax rate	12.3%					24.0%

Three months ended December 31, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other**	Non-GAAP measure
Operating income	$286,824	12,162	$18,771	$—	21,000	$338,757
Income before income taxes	226,914	12,162	18,771	—	35,499	293,346
Provision for income taxes	171,413	4,321	4,509	(124,748)	13,713	69,208
Consolidated net income	55,501	7,841	14,262	124,748	21,786	224,138
Noncontrolling interests	1,848	147	—	—	—	1,995
Net income attributable to shareholders	$53,653	$7,694	$14,262	$124,748	$21,786	$222,143
Net income per diluted share	$0.60	$0.09	$0.16	$1.40	$0.24	$2.49
Effective tax rate	75.5%					23.6%

Year Ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other**	Non-GAAP measure
Operating income	$1,147,512	$49,356	$60,361	$—	$3,604	$1,260,833
Income before income taxes	909,373	49,356	60,361	—	19,435	1,038,525
Provision for income taxes	187,799	13,458	17,299	28,323	4,678	251,557
Consolidated net income	721,574	35,898	43,062	(28,323)	14,757	786,968
Noncontrolling interests	5,379	589	—	—	—	5,968
Net income attributable to shareholders	$716,195	$35,309	$43,062	$(28,323)	$14,757	$781,000
Net income per diluted share****	$8.10	$0.40	$0.49	$(0.32)	$0.17	$8.83
Effective tax rate	20.7%					24.2%

Year Ended December 31, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other***	Non-GAAP measure
Operating income	$945,736	50,071	$74,588	$—	21,000	$1,091,395
Income before income taxes	693,917	50,071	74,588	—	103,828	922,404
Provision for income taxes	286,541	17,744	22,401	(124,748)	40,070	242,008
Consolidated net income	407,376	32,327	52,187	124,748	63,758	680,396
Noncontrolling interests	5,200	701	—	—	—	5,901
Net income attributable to shareholders	$402,176	$31,626	$52,187	$124,748	$63,758	$674,495
Net income per diluted share	$4.48	$0.35	$0.58	$1.39	$0.71	$7.51
Effective tax rate	41.3%					26.2%

*Other includes gain/loss on investments, net, and pension settlement.
**Other includes gain/loss on investments, net, pension settlement, and loss on disposition of businesses, net.
***Other includes gain/loss on investments, net, pension settlement, loss on disposition of businesses, net, and loss on extinguishment of debt.
****The sum of the components for diluted EPS as adjusted may not agree to totals as presented due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales:
Global components	$5,261,477	$4,944,942	$20,856,851	$18,330,456
Global ECS	2,656,705	2,594,507	8,819,917	8,224,107
Consolidated	$7,918,182	$7,539,449	$29,676,768	$26,554,563
Operating income (loss):
Global components	$252,313	$217,337	$1,007,638	$801,027
Global ECS	152,195	161,755	427,605	444,710
Corporate (a)	(70,128)	(92,268)	(287,731)	(300,001)
Consolidated	$334,380	$286,824	$1,147,512	$945,736

(a)
Includes restructuring, integration, and other charges of $9.9 million and $60.4 million for the fourth quarter and year ended December 31, 2018 and $18.8 million and $74.6 million for the fourth quarter and year ended December 31, 2017, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Global components operating income, as reported	$252,313	$217,337	$1,007,638	$801,027
Intangible assets amortization expense	9,368	6,515	35,367	27,725
Global components operating income, as adjusted	$261,681	$223,852	$1,043,005	$828,752
Global ECS operating income, as reported	$152,195	$161,755	$427,605	$444,710
Intangible assets amortization expense	2,893	5,647	13,989	22,346
Global ECS operating income, as adjusted	$155,088	$167,402	$441,594	$467,056

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586